Exhibit 10.1
SECOND AMENDMENT
          SECOND AMENDMENT, dated as of June 15, 2005 (this “Amendment”), to the Credit Agreement, dated as of May 13, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PP HOLDING CORPORATION, a Delaware corporation (“Holdings”), POLYPORE, INC. (f/k/a PP Acquisition Corporation), a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), GENERAL ELECTRIC CAPITAL CORPORATION, LEHMAN COMMERCIAL PAPER INC. and UBS SECURITIES LLC, as co-documentation agents, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;
          WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended as set forth below;
          NOW, THEREFORE, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          SECTION 2. Amendment to Section 1.1 [Defined Terms]. (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:
          “Restructuring Transactions”: each of the following actions:
     (a) (i) the closure of the facility of Separatorenerzeugung GmbH and Separatorenerzeugung Holding, GmbH in Austria, (ii) the relocation of certain production lines from such facility to the facility of Daramic Thailand, Ltd. in Thailand, (iii) the sale or other disposal of remaining assets from such facility in Austria for fair market value, and (iv) the dissolution of such Austrian subsidiaries,
     (b) the downsizing of the branch facility of Daramic, LLC located in Norderstedt, Germany, and the relocation of certain assets with a net book value of less than $1,000,000 to the facility of Daramic Thailand, Ltd. in Thailand free from the Liens created under the Security Documents, and
     (c) the relocation of some owned or leased finishing equipment from the facility of Celgard, LLC in Charlotte, North Carolina with a net book value of less than $1,000,000, to the facility of Daramic (Shanghai) Battery Separator Company, Ltd in China free from the Liens created under the Security Documents.

          “Restructuring Transaction Amounts” shall mean all costs (including severance costs, other closing costs, sales expenses and relocation expenses) incurred in connection with the Restructuring Transactions; provided, that the aggregate costs that the Borrower may qualify as Restructuring Transaction Amounts shall not exceed either (i) $15,000,000 in the aggregate or (ii) $8,000,000, with respect to cash charges.
          “Second Amendment” shall mean the Second Amendment, dated as of June 15, 2005, to this Agreement.
          (b) The “Asset Sale” definition is hereby amended by inserting the following language after the word “hereto” in clause (b)(iii) thereof:
          “and dispositions made pursuant to the Restructuring Transactions”
          (c) The “Consolidated EBITDA” definition is hereby amended by (i) deleting the term “and” set forth immediately prior to clause (xiv) and inserting in lieu thereof a “,” and (ii) inserting the following language at the end of clause (xiv) thereof immediately prior to the word “minus”:
     “; (xv) Restructuring Transaction Amounts (provided, that any increase in Consolidated EBITDA resulting from this clause (xv) shall not be applicable for determining pricing under the “Applicable Percentage” and “Pricing Grid” definitions) and (xvi) any work fees payable in connection with the Second Amendment”
          (d) The “Consolidated Interest Expense” definition is hereby amended by adding the following sentence at the end thereof:
          “For the avoidance of doubt, the payment of any work fees in connection with the Second Amendment shall not constitute Consolidated Interest Expense hereunder.”
          (e) The “Excess Cash Flow” definition is hereby amended by (i) deleting the term “and” set forth immediately after clause (b)(xvi) thereof and inserting in lieu thereof a “,” and (ii) inserting the following language at the end of clause (b)(xvii) thereof:
     “and (xviii) to the extent included in determining Consolidated EBITDA pursuant to clause (xv) of the definition thereof, the amount of cash charges incurred in connection with the Restructuring Transactions.”
          SECTION 3. Amendment to Section 6.4 [Investments, Loans and Advances]. Section 6.4 of the Credit Agreement is hereby amended by (i) deleting the term “and” at the end of clause (k) thereof, (ii) deleting the “.” at the end of clause (m) thereof and inserting in lieu thereof an “; and” and (iii) inserting the following new clause (n) at the end thereof:
     “(n) in addition to the investments, loans and advances permitted by paragraphs (a) through (m) above, additional investments by the Borrower and the Subsidiaries consisting of transfers of assets as part of the Restructuring Transactions.”
          SECTION 4. Amendment to Section 6.5 [Mergers, Consolidations, Sales of Assets and Acquisitions]. Section 6.5 of the Credit Agreement is hereby amended by inserting the following clause (c) at the end thereof:

          “(c) Notwithstanding the provisions of this Section 6.5, the Borrower and its Subsidiaries may engage in the Restructuring Transactions.”
          SECTION 5. Acknowledgment. Each of the Administrative Agent and the Required Lenders agrees that the Liens created under the Security Documents on the assets contemplated to be transferred from Norderstedt, Germany, to Thailand and from Charlotte, North Carolina to the facility of Daramic (Shanghai) Battery Separator Company, Ltd. In China as part of the Restructuring Transactions shall be released effective upon such transfer. The Administrative Agent is hereby irrevocably authorized by the Required Lenders to take any action, at the Borrower’s expense, requested by the Borrower having the effect of releasing such Collateral.
          SECTION 6. Conditions to Effectiveness of Amendment. The amendments set forth herein shall be effective on the date on which all of the following conditions precedent have been satisfied or waived:
     (i) the Administrative Agent (or its counsel) shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each of (A) Holdings, (B) the Borrower and (C) the Required Lenders;
     (ii) the Administrative Agent shall have received, for the account of each Lender executing this Amendment on or prior to June 15, 2005, a work fee in an amount equal to 0.10% of the sum of (i) such executing Lender’s Term Loans then outstanding and (ii) such executing Lender’s Revolving Credit Commitment then in effect;
     (iii) the Borrower shall have paid all fees and expenses of the Administrative Agent, including the reasonable fees and expenses of counsel to the Administrative Agent; and
     (iv) after giving effect to the Amendment, no Default or Event of Default shall have occurred and be continuing.
          SECTION 7. Representations and Warranties. Each of the representations and warranties made by each of Holdings and the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; provided, that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.
          SECTION 8. Effect on the Loan Documents. (a) Except as specifically amended above, the Credit Agreement and all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
          (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
          SECTION 9. Expenses. Holdings and the Borrower agree to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          SECTION 10. Affirmation of Guaranty and Credit Agreement. The Guarantors hereby consent to this Amendment and hereby confirm, reaffirm and restate that their obligations under or in respect of the Credit Agreement and the documents related thereto to which they are a party are and shall remain in full force and effect after giving effect to the foregoing Amendment.
          SECTION 11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 12. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

PP HOLDING CORPORATION

By:	/s/ Lynn K. Amos

Name:	Lynn K. Amos
Title:	Chief Financial Officer

POLYPORE, INC., as a Borrower

By:	/s/ Lynn K. Amos

Name:	Lynn K. Amos
Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Peter Dedousis

Name:	Peter Dedousis
Title:	Managing Director, Corporate Banking

BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent and a Lender

By:	/s/ Victor Bulzacchelli;

Name:	Victor Bulzacchelli;
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agent and a Lender

By:	/s/ Edward N. Parkes

Name:	Edward N. Parkes IV
Title:	Vice President

LEHMAN COMMERCIAL PAPER INC., as Co-Documentation Agent and a Lender

By:	/s/ V. Paul Arzoulan

Name:	V. Paul Arzoulan
Title:	Authorized Signatory

(Name of Lender)
By:
Name:
Title:

1

(Name of Lender)
By:
Name:
Title:

By:
Name:
Title:

1

ACKNOWLEDGEMENT AND CONSENT
          Each of the undersigned Subsidiary Guarantors hereby acknowledges and consents to the foregoing Amendment.
                             [LIST SUBSIDIARY GUARANTORS]

1